UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2017

CME Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 312-930-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2017, CME Group Inc. (the “Company”) entered into a retirement agreement with Phupinder Gill, the Company’s former Chief Executive Officer, governing the terms of Mr. Gill’s retirement from the Company and his resignation from the Board of Directors of the Company and its affiliates, in each case effective December 31, 2016, as the Company previously announced in a Current Report on Form 8-K filed November 14, 2016. The following is a summary of the key terms of the retirement agreement. A copy of the retirement agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference as though fully set forth herein. The description below is only a summary of the terms of the retirement agreement and is qualified in its entirety by the complete text of the agreement itself.

On December 31, 2016, under Mr. Gill’s most recent employment agreement with the Company, Mr. Gill’s outstanding time-vesting equity awards issued between August 5, 2009 and November 11, 2015 became fully vested. Also in accordance with Mr. Gill’s most recent employment agreement, he became entitled to 48 months of continued medical coverage following his retirement. Mr. Gill’s restrictive covenants with the Company under his most recent employment agreement will continue to apply following his retirement in accordance with their terms. Under the terms of the retirement agreement, Mr. Gill’s outstanding time-vesting equity awards issued after November 11, 2015 will become fully vested. Also in accordance with Mr. Gill’s retirement agreement, he will receive a retirement payment equal to two times his annual base but will not receive a bonus payment in respect of fiscal 2016. Under the terms of both the employment agreement and the retirement agreement, Mr. Gill’s outstanding performance-vesting equity awards will remain eligible to vest (and will vest or be forfeited based on actual performance results). The retirement payment and the vesting of Mr. Gill’s equity awards, both time- and performance- vesting, are subject to Mr. Gill’s execution of a release of claims in favor of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.1	Retirement Agreement, dated February 15, 2017, between CME Group Inc. and Phupinder Gill

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

February 15, 2017	By:	/s/ Kathleen M. Cronin
Name: Kathleen M. Cronin
Title: Senior Managing Director, General Counsel & Assistant Corporate Secretary